Exhibit 99.1

Target Hospitality Announces Multi-Year Workforce Hub Contract Advancing Strategic Diversification and Regional Network Expansion

THE WOODLANDS, Texas, February 18, 2025 (PRNewswire) - Target Hospitality Corp. ("Target Hospitality", "Target" or the "Company") (Nasdaq: TH), one of North America's largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced it has entered into a multi-year construction and services agreement (“Workforce Housing Contract”) to provide comprehensive facility services and premium hospitality solutions to Lithium Americas Corp. (“Lithium Americas”) in support of Lithium Americas development of Thacker Pass (“Thacker Pass Project” or the “Project”) and a North American critical minerals supply chain.

The all-inclusive workforce housing community, located in Winnemucca, Nevada (“Workforce Hub”) is near Thacker Pass, the world’s largest known measured lithium resource. Lithium Americas, in partnership with General Motors (“GM”), jointly own the Thacker Pass Project.  Lithium Americas holds a 62% interest and will manage the Project.  GM has invested a total of $945 million in cash and a line of credit, for a 38% asset-level interest in the Thacker Pass Project.  In addition, the Project has closed a $2.26 billion loan from the U.S. Department of Energy’s Loan Programs Office, under the Advanced Technology Vehicles Manufacturing loan program, for financing the construction of the processing facilities for the Project.

The Thacker Pass Project is expected to play a major role in the domestic production of lithium batteries and is backed by an offtake agreement with GM for up to 100% of Phase 1 Thacker Pass production, plus a 20-year offtake agreement for up to 38% of Phase 2 offtake, with a right of first offer for the remaining balance of Phase 2 volumes.  The joint commitment to developing this strategically significant resource illustrates the importance of creating a robust North American-focused supply chain for critical raw materials.

Lithium Americas has commenced site preparation and Target is actively engaged in construction of the Workforce Hub.  The Workforce Hub will be capable of supporting a population of approximately 2,000 individuals, with an initial term through 2027, and opportunities to support this critical service offering through multiple project phases.  Target anticipates first occupancy by mid-2025 and completion of the Workforce Hub by year-end 2025.

Target will construct and provide full turnkey support for the Workforce Hub, including premium culinary offerings, facilities management, and comprehensive support services.  The Workforce Housing Contract, which consists of construction and services revenue, is expected to generate approximately $140 million of revenue over its initial term, with approximately $76 million of committed minimum revenue.  The Company anticipates approximately $68 million of committed minimum revenue will be realized in 2025.

In addition, the Company plans to allocate between $15 and $20 million of growth capital to establish new regional network capacity.  The additional capacity will be utilized to support the development of this premium Workforce Hub, while simultaneously creating a strategic regional footprint focused on potential additional growth opportunities.  Target believes the Workforce Hub, along with newly established regional network capacity, will serve as a cornerstone as it pursues other potential growth initiatives within this expanding region for lithium and related critical mineral development.

“We are excited to announce this partnership with Lithium Americas and support the critical development of a domestic lithium supply chain.  This marks a significant milestone in Target’s commitment to strategic diversification, while simultaneously expanding our geographic presence.  We believe the establishment of this community will provide opportunities to pursue additional value enhancing growth initiatives supporting an expanding number of large, critical mineral development projects in the region,” stated Brad Archer, President and Chief Executive Officer.

The announcement of this strategic diversification and network expansion further illustrates Target’s unique capabilities in providing customized solutions across diverse end-markets.  This announcement, coupled with Target’s existing contract portfolio, supports a more diversified business mix, while maintaining a high degree of revenue visibility.

These enhanced business fundamentals support Target’s preliminary 2025 financial outlook, which consists of:
•	Total revenue between $385 and $395 million
•	Adjusted EBITDA(1) between $150 and $160 million
About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements including variable occupancy levels associated with subcontracts in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Trump administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measure are unavailable to Target Hospitality without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA to a GAAP financial measure because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculations. Target Hospitality provides an Adjusted EBITDA outlook because we believe that these measures, when viewed with our results under GAAP, provide useful information for the reasons noted below.
Definitions:
Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

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Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, and other immaterial expenses and non-cash items.

•	Transaction expenses: Includes transaction costs associated with certain transactions, including the Proposal.
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Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

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Other adjustments: System implementation costs, including non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Utility and Purposes:
EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.
Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.
Adjusted EBITDA is not a measurement of Target Hospitality's financial performance under GAAP and should not be considered as alternatives to Net income (loss), or other performance measures derived in accordance with GAAP. In addition, this non-GAAP measure may not be comparable to similarly titled measures of other companies. Target Hospitality's management believe that Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) it is among the measures used by Target Hospitality's management team to evaluate its operating performance; (ii) it is among the measures used by Target Hospitality's management team to make day-to-day operating decisions, (iii) it is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality's industry.

Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com
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